                                                          Exhibit No.EX-99.j.2.e

                                POWER OF ATTORNEY

     I, Paul H.  Schubert,  Treasurer  and Principal  Accounting  Officer of SMA
Relationship Trust (the "Trust"), hereby constitute and appoint Amy R. Doberman,
David M. Goldenberg,  Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell,  and
each of them singly, my true and lawful  attorneys,  with full power to sign for me, in my name and in my capacity as Treasurer and Principal  Accounting Officer of the Trust, any registration statement of the Trust on Form N-1A or Form N-14, or any  amendments  thereto,  and all  instruments  necessary  or  desirable  in connection  therewith,  and hereby  ratify and confirm my signature as it may be signed by said attorneys to these registration statements,  amendments and other instruments.

Signature                         Title                         Date
---------                         -----                         ----

/s/Paul H. Schubert               Treasurer and             December 3, 2002
Paul H. Schubert                  Principal Accounting
                                  Officer